Form 8-A/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mid Penn Bancorp, Inc.

[Exact name of registrant as specified in it charter]

Pennsylvania	25-1666413
(State of incorporation organization)	(I.R.S. Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $1 par value	The NASDAQ Stock Market LLC
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Not Applicable

(Title of class)

Explanatory Note

This amendment to Registration Statement on Form 8-A is being filed by Mid Penn Bancorp, Inc., (the “Company”) in connection with the listing of the Company’s common stock, par value $1 per share (“Common Stock”) on The NASDAQ Stock Market LLC on or about October 21, 2008, and the Company’s related voluntary withdrawal of the listing of the Common Stock from the American Stock Exchange.

Sequentially Numbered Pages

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Company’s Common Stock, as required by Item 202 of Regulation S-K, is incorporated herein by reference to the section entitled “Description of Bancorp Common Stock” in the Company’s Form S-4/A (Registration File No. 333-51485), filed with the Securities Exchange Commission on May 7, 1998, and any amendments thereto.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The NASDAQ Stock Market LLC nor are any of the securities registered hereby to be registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Dated: October 20, 2008	By	/S/ ALAN W. DAKEY
Alan W. Dakey
President and Chief Executive Officer

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